August 26, 2013

MusclePharm Corporation
4721 Ironton Street, Unit A
Denver, CO 80237
Attn: Brad Pyatt, CEO

RE:           Pledge and Security Agreement dated February 24, 2012

Dear Mr. Pyatt:

The undersigned constitute the “Grantor,” “Collateral Agent” and “Purchasers,” as defined in, and pursuant to, that Pledge and Security Agreement dated February 24, 2012 (the “Agreement”), a copy of which is attached hereto as Exhibit 1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

We understand that MusclePharm Corporation (“MusclePharm”) has agreed to purchase a two million dollar ($2,000,000.00) note from Grantor (the “secured Note”) on substantially the same terms as the parties to the Agreement (the “Transaction”).  We further understand that MusclePharm will not agree to enter into the Transaction, absent the assurance that Grantor’s obligation to MusclePharm is secured to the same extent as the parties to the Agreement.

Accordingly, as an inducement to MusclePharm to immediately enter into the Transaction, the undersigned parties to the Agreement and such other parties who derive benefit from the Agreement as Purchasers, hereby agree that as of the date hereof the Secured Note shall be secured by the Collateral on a paripasu basis as if MusclePharm was a party to the Agreement, and within forty-five (45) days of the date of this letter, Grantor shall prepare, and the parties (including MusclePharm) shall execute, a mutually-acceptable Amended and Restated Pledge and Security Agreement, which shall supercede the Agreement in its entirety, and whereby the obligations owed by Grantor to toMusclePharm pursuant to the Note shall be secured by the Collateral on a paripasu basis with the obligations owed by the Grantor to the current parties to the Agreement that is secured by  the Collateral.. The Collateral Agent hereby agrees that it will remain the Collateral Agent once the Agreement is amended and restated as contemplated by this letter.

Further, as an inducement to Barry Honig to execute this letter and facilitate the transaction, MusclePharm and the undersigned parties agree that Barry Honig shall have, as of the date of this letter, a security interest, senior in priority to that interest granted in the Agreement, in the Collateral to secure the Company’s repayment of the outstanding principal and interest owed to Mr. Honig pursuant to that 10% Senior Secured Convertible Promissory Note dated March 12, 2013.  Mr. Honig’s senior security interest, as described above, shall be incorporated into the Amended and Restated Pledge and Security Agreement

With respect to the foregoing, we understand that you are aware that Grantor is entering into a transaction to sell the Glyderm trademark, owned by Grantor, together with the Glyderm domain names owned by Grantor.  Both the trademark and the domain names constitute Collateral under the Agreement.

Sincerely,

GRANTOR: BIOZONE PHARMACEUTICALS, INC. By: /s/ Elliot Maza Elliot Maza Chief Executive Officer	COLLATERAL AGENT: OPKO HEALTH, INC. By: ___________________ Steven D. Rubin Exec. V.P. - Administration
Purchaser: BARRY HONIG By: ___________________	Purchaser: ROBERTO PREGO-NOVO By: ___________________

AGREED TO AND ACCEPTED:

MUSCLEPHARM CORPORATION

By: ___________________________
Name: Brad Pyatt
Title: Chief Executive Officer